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                            HOGAN & HARTSON, L.L.P
                               COLUMBIA SQUARE
                         555 THIRTEENTH STREET, N.W.
                         WASHINGTON, D.C. 20004-1109
                                (202) 637-5600
                                (202) 637-5910


                                June 29, 1999

Board of Directors
The Mills Corporation
1300 Wilson Boulevard
Suite 400
Arlington, Virginia 22209

Ladies and Gentlemen:

           We are acting as counsel to The Mills Corporation, a Delaware corporation (the "Company"), in connection with its registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission, relating to an additional 2,000,000 shares of common stock, par value $.01 per share (the "Shares") issuable under the Company's Amended and Restated 1994 Executive Equity Incentive Plan (the "Plan"). This opinion letter is furnished to at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R Section 229.601(b)(5), in connection with the Registration Statement.

           For purposes of this opinion, we have examined copies of the following documents:

           1.         An executed copy of the Registration Statement.

           2. The Amended and Restated Certificate of Incorporation of the Company, as amended (the "Charter"), as certified by the Secretary of State of the State of Delaware on June 24, 1999, and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

           3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.


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           4.         Resolutions of the Board of Directors of the Company
                      adopted on February 26, 1998, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, approving and adopting a 2,000,000 share increase in the number of shares reserved for issuance under the Plan.

           5. A certificate of the Secretary of the Company, dated the date hereof, certifying that the proposal relating to the adoption and approval of a 2,000,000 share increase in the number of shares reserved for issuance under the Plan was submitted to the Company's shareholders and approved at the 1998 Annual Meeting of Shareholders of The Mills Corporation held on May 28, 1998.

           6. A copy of the Plan, as certified on the date hereof by the Secretary of the Company as being complete, accurate and in effect.

           In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We have also assumed that the Shares will not be issued in violation of the ownership limit contained in the Charter. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

           This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

           Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Plan, will be validly issued, fully paid and nonassessable.

           This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.


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           We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                           Very truly yours,

                                           /s/ Hogan & Hartson L.L.P.

                                           HOGAN & HARTSON L.L.P.